                     [Letterhead of Hughes & Luce, LLP]

                                 April 15, 2005

North American Rubber, Incorporated
c/o Cooper-Standard Automotive Inc.
39550 Orchard Hill Place Drive
Novi, Michigan 48375

Ladies and Gentlemen:

     We have acted as special counsel to North American Rubber, Incorporated, a
Texas corporation (the "Company"), in connection with the Registration Statement on Form S-4, File No. 333-123708 (the "Registration Statement"), filed by
Cooper-Standard Automotive Inc., an Ohio corporation (the "Issuer"),
Cooper-Standard Holdings Inc., a Delaware corporation ("Holdings") and certain subsidiaries of the Issuer named on Annex I attached hereto (the "Subsidiary
Guarantors" and, collectively with Holdings, the "Guarantors") with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the issuance by the
Issuer of $200,000,000 aggregate principal amount of 7% Senior Notes due 2012
(the "Senior Exchange Notes") and the issuance by the Guarantors of guarantees
(the "Senior Guarantees") relating to the Senior Exchange Notes and (ii) the issuance by the Issuer of $350,000,000 aggregate principal amount of 8?% Senior
Subordinated Notes due 2014 (the "Senior Subordinated Exchange Notes" and,
together with the Senior Exchange Notes, the "Exchange Notes") and the issuance by the Guarantors of guarantees (the "Senior Subordinated Guarantees" and, together with the Senior Guarantees, the "Guarantees") relating to the Senior
Subordinated Exchange Notes. The Senior Exchange Notes will be issued under an indenture (the "Senior Indenture"), dated as of December 23, 2004, among the
Issuer, the Guarantors and Wilmington Trust Company, as Trustee, and the Senior
Subordinated Exchange Notes will be issued under an indenture (the "Senior
Subordinated Indenture" and, together with the Senior Indenture, the
"Indentures"), dated as of December 23, 2004, among the Issuer, the Guarantors and Wilmington Trust Company, as Trustee. The Senior Exchange Notes will be offered by the Issuer in exchange for $200,000,000 aggregate principal amount of its outstanding 7% Senior Notes due 2012 and the Senior Subordinated Exchange
Notes will be offered by the Issuer in exchange for $350,000,000 aggregate principal amount of its outstanding 8?% Senior Subordinated Notes due 2014. We are rendering this opinion at your request in connection with your registration of the offer and sale of the Exchange Notes pursuant to the Registration
Statement.

     In connection with rendering this opinion, we have examined and relied upon, without investigation or independent verification, the Registration
Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement, and the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments as we have deemed relevant and necessary to enable us to express the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied, without independent investigation or verification, upon certificates or comparable documents of public officials and of other officers and representatives of the Issuer and the Company.

     In rendering the opinions set forth below, we have assumed, without independent investigation or verification, the genuineness of all signatures contained in the documents and

certificates we have examined, the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, and the conformity to authentic and complete original documents of all documents submitted to us as duplicates or certified or conformed copies. We also have assumed that each of the Indentures is the valid and legally binding obligation of the Trustee.

     Based upon the foregoing, and subject to the qualifications and
9limitations stated herein, we are of the opinion that:

     1.   The Company has duly authorized, executed and delivered the
          Indentures.

     2.   The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indentures do not and will not violate the laws of the jurisdiction in which it is incorporated or any other applicable laws.

     The opinions expressed herein are limited to the effect of the laws of the
State of Texas. We do not express any opinion herein concerning any law other than the laws of the State of Texas.

     We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement and to the use of our name under the caption "Legal
Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter may be relied upon by Simpson Thacher & Bartlett LLP in rendering its opinions in connection with the registration of the offer and sale of the Exchange Notes and the sale and issuance of the Exchange Notes as described in the Registration
Statement.

                                       Very truly yours,

                                       /s/ Hughes & Luce, LLP

                                                                         ANNEX I

                              SUBSIDIARY GUARANTORS

LEGAL NAME                                                   JURISDICTION OF INCORPORATION
----------                                                   -----------------------------

Cooper-Standard Automotive Fluid Systems Mexico Holding LLC  Delaware
Cooper-Standard Automotive NC L.L.C.                         North Carolina
Cooper-Standard Automotive OH, LLC                           Ohio
CSA Services Inc.                                            Ohio
NISCO Holding Company                                        Delaware
North American Rubber, Incorporated                          Texas
StanTech, Inc.                                               Delaware
Sterling Investments Company                                 Delaware
Westborn Service Center, Inc.                                Michigan